UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION RE QUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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FINANCIAL INVESTORS TRUST
(Name of Registrant as Specified in Its Charter)
___________________________________
(Name of Person Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE

Dear Shareholder,

Please take a minute to read this letter. We are in need of your help today. Your investment in the Emerald Growth Fund and/or the Emerald Insights Fund is in urgent need of your assistance and time is running out. The special meeting of shareholders of the Fund is scheduled for February 15, 2021 and we are still waiting for your vote. PLEASE help us to avoid the cost on additional follow-up messages by casting your vote today. It is critical that we receive your response so that we may proceed with the important business of the Fund.

If you have any proxy related questions, or would like to cast your proxy vote by phone, call (877) 679-4107 for assistance. Representatives are available to you Monday through Friday 9 a.m. to 10 p.m. Eastern time.

Best regards,

Bradley J. Swenson

President of Financial Investors Trust

Four convenient voting methods . . .

Please vote TODAY so that your vote may be recorded prior to the special meeting on February 15, 2021. Even an Abstain vote will help us to reach the required quorum to hold the shareholder meeting.

1. Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free (877) 679-4107. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.

2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. If possible, please utilize one of the above voting options so that we can record your vote prior to the shareholder meeting.

Please review the Proxy Statement and cast your vote on the Proposal. The Board of Trustees recommends that you vote FOR the Proposal. For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/Emerald/docs/Proxy2021.pdf. Please read the proxy statement carefully because it contains important information.

1290 Broadway, Suite 1000 Denver, CO 80203

REGNOBO

IMPORTANT NOTICE

Dear Shareholder,

Please take a minute to read this letter. We are in need of your help today. Your investment in the Emerald Growth Fund and/or the Emerald Insights Fund is in urgent need of your assistance and time is running out. The special meeting of shareholders of the Fund is scheduled for February 15, 2021 and we are still waiting for your vote. PLEASE help us to avoid the cost on additional follow-up messages by casting your vote today. It is critical that we receive your response so that we may proceed with the important business of the Fund.

If you have any proxy related questions, call toll free (800) 581-3783 for assistance. Representatives are available to you Monday through Friday 9 a.m. to 10 p.m. Eastern time.

Best regards,

Bradley J. Swenson

President of Financial Investors Trust

Three convenient voting methods . . .

Please vote TODAY so that your vote may be recorded prior to the special meeting on February 15, 2021. Even an Abstain vote will help us to reach the required quorum to hold the shareholder meeting.

1. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2. Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3. Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. If possible, please utilize one of the above voting options so that we can record your vote prior to the shareholder meeting.

 Please review the Proxy Statement and cast your vote on the Proposal. The Board of Trustees recommends that you vote FOR the Proposal. For more information, please refer to the proxy statement, which can be found at https://vote.proxyonline.com/Emerald/docs/Proxy2021.pdf. Please read the proxy statement carefully because it contains important information.

 OBO